Exhibit 10.9
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (the “Agreement”), dated as of June 16, 2006 (the “Effective Date”), is hereby entered into in the State of Maryland by and between SUCAMPO PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and RYUJI UENO, M.D., Ph.D. (“Executive”).
     WHEREAS, Executive is one of the founders of the Company and has been employed by the Company for some time, most recently pursuant to the terms of a Second Amended and Restated Employment Agreement effective as of August 15, 2004;
     WHEREAS, Executive and his spouse own a controlling interest in Sucampo AG, which will enter into an Amended and Restated Patent Access Agreement with Company to be executed on or about the date hereof (the “Patent Access Agreement”) pursuant to which Sucampo AG has licensed certain of its patented technology and know-how to the Company on an exclusive basis in the Company’s Territory;
     WHEREAS, Executive possesses certain skills, experience or expertise which will be of continued value to the Company;
     WHEREAS, the parties acknowledge that Executive’s abilities and services are unique and will continue to significantly enhance the business prospects of the Company; and
     WHEREAS, in light of the foregoing, the Company desires to continue to employ Executive as its Chief Operating Officer and Chief Scientific Officer, and Executive desires to remain in such employment.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:
Article 1. Employment Agreement
     1.1 Employment and Duties
     The Company offers and Executive hereby accepts employment with the Company for the Term (as hereinafter defined) as its Chief Operating Officer and Chief Scientific Officer, and in connection therewith, agrees to perform such duties as Executive shall reasonably be assigned by the Company’s Board of Directors. Executive hereby warrants and represents that Executive has no contractual commitments or other obligations to third parties inconsistent with Executive’s acceptance of this employment and performance of the obligations set forth in this Agreement. Executive shall perform such duties and carry out Executive’s responsibilities hereunder faithfully and to the best of Executive’s ability, and shall devote Executive’s full business time and best efforts to the business and affairs of the Company during normal business hours (exclusive of periods of vacation, sickness, disability, or other leaves to which Executive is entitled). Notwithstanding the foregoing, it is understood and agreed that Executive may devote a reasonable amount of his business time to the affairs of the Sucampo Group Companies (i.e., Sucampo AG, S&R Technology Holdings LLC, S&R Foundation, R-Tech Ueno, Ltd., Sucampo Pharma, Ltd. and Sucampo Pharma Europe, Ltd.) in which he is currently engaged as a director, officer, manager, member or employee, as the case may be, and that such activities shall be permitted under this Agreement insofar as they do not materially interfere with Executive’s performance of his responsibilities and duties under this Agreement. Executive will perform all of Executive’s responsibilities in compliance with all applicable laws and will ensure that the operations that Executive manages are in compliance with all applicable laws.
Article 2. Employment Term
     2.1 Term
     The term of Executive’s employment hereunder (the “Term”) shall be deemed to commence on the Effective Date and shall end on the third anniversary of the Effective Date, unless sooner terminated as hereinafter provided; provided, however, that the Term shall be automatically renewed and extended for an additional period of one (1) year on each anniversary thereafter unless either party gives a Notice of Termination (as defined below) to the other party at least sixty (60) days prior to such anniversary.
     2.2 Survival on Merger or Acquisition
     In the event the Company is acquired during the Term, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not automatically be terminated, and the Company agrees to use its best efforts to ensure that the transferee or surviving company shall assume and be bound by the provisions of this Agreement.
Article 3. Compensation and Benefits
     3.1 Compensation
     (a) Base Salary. The Company shall pay Executive a salary at an annual rate that is not less than Four Hundred Fifty Thousand Dollars ($450,000.00), to be paid in bi-weekly installments, in arrears (the “Base Salary”). Thereafter, the Base Salary will be reviewed by the Compensation Committee of the Board of Directors (the “Compensation Committee”) at least annually, and its recommendations shall be reviewed and approved by the independent members of the Board. Base Salary may, in the sole discretion of the independent Directors, be increased, but not decreased (unless mutually agreed by Executive and the Company).
     (b) Stock Compensation. Following the occurrence of the Equity Eligibility Date, Executive shall be eligible for consideration to receive restricted stock grants, incentive stock options or other awards in accordance with the 2006 Stock Incentive Plan. Recommendations concerning the decision to make an award pursuant to that Plan and the amount of any award are entirely discretionary, and shall be made by the Compensation Committee, subject to review and approval by the independent members of the Board. In the event that, during the Term (i) the Company is acquired or is the non-surviving party in a merger, or (ii) the Company sells all or substantially all of its assets, or (iii) in the event of the death of Executive, all unvested restricted stock awards and incentive stock options having previously been awarded to Executive shall immediately vest and may be exercised in accordance with the terms of the Plan and the Executive’s grant award. For purposes of this Agreement, the “Equity Eligibility Date” shall be the date upon which the equity ownership in the Company of Executive, when combined with that of Dr. Sachiko Kuno, shall cease to represent at least fifty percent (50%) of the Company’s total equity.
     (c) Bonuses. Executive shall be eligible to receive an annual bonus award in recognition of Executive’s contributions to the success of the Company pursuant to the Company’s management incentive bonus program as it may be amended or modified from time to time. The bonus award shall be based on an annual incentive target of fifty percent (50%) of Executive’s Base Salary, and determined by the Compensation Committee’s assessment of Executive’s achievement of annual objectives. The Compensation Committee’s recommendation shall be reviewed and approved by the independent members of the Board. The decision to make an award and the amount of any award shall be determined by the independent Directors, in their sole discretion.
     (d) Withholding Taxes. All compensation due to Executive shall be paid subject to withholding by the Company to ensure compliance with all applicable laws and regulations.
     3.2 Participation in Benefit Plans
     Executive shall be entitled to participate in all employee benefit plans or programs of the Company offered to other employees to the extent that Executive’s position, tenure, salary, and other qualifications make Executive eligible to participate in accordance with the terms of such plans. The Company does not guarantee the continuance of any particular employee benefit plan or program during the Term, and Executive’s participation in any such plan or program shall be subject to all terms, provisions, rules and regulations applicable thereto. Executive will be entitled to four (4) weeks of vacation per year, to be used and administered in accordance with the Company’s vacation policy as it may change from time to time.
     3.3 Expenses
     The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by Executive in the performance of Executive’s duties under this

Agreement. Executive shall provide to the Company detailed and accurate records of such expenses for which payment or reimbursement is sought, and Company payments shall be in accordance with the regular policies and procedures maintained by the Company from time to time.
     3.4 Professional Organizations
     During the Term, Executive shall be reimbursed by the Company for the annual dues payable for membership in professional societies associated with subject matter related to the Company’s interests. New memberships for which reimbursement will be sought shall be approved by the Company in advance.
     3.5 Parking
     During the Term, the Company shall either provide parking for Executive’s automobile at the Company’s expense or reimburse Executive for such expense.
Article 4. Termination of Employment
     4.1 Definitions
     As used in Article 4 of this Agreement, the following terms shall have the meaning set forth for each below:
     (a) “Benefit Period” shall mean the eighteen (18) month period commencing on the Date of Termination which occurs in connection with a termination of employment described in the first sentence of Section 4.4(a).

     (b) “Cause” shall mean any of the following:
     (i) the gross neglect or willful failure or refusal of Executive to perform Executive’s duties hereunder (other than as a result of Executive’s death or Disability);
     (ii) perpetration of an intentional and knowing fraud against or affecting the Company or any customer, supplier, client, agent or employee thereof;
     (iii) any willful or intentional act that could reasonably be expected to injure the reputation, financial condition, business or business relationships of the Company or Executive’s reputation or business relationships;
     (iv) conviction (including conviction on a nolo contendere plea) of a felony or any crime involving fraud, dishonesty or moral turpitude;
     (v) the material breach by Executive of this Agreement (including, without limitation, the Employment Covenants set forth in Article 5 of this Agreement); or
     (vi) the failure or continued refusal to carry out the directives of the Board of Directors that are consistent with Executive’s duties and responsibilities under this Agreement which is not cured within thirty (30) days after receipt of written notice from the Company specifying the nature of such failure or refusal; provided, however, that Cause shall not exist if such refusal arises from

Executive’s reasonable, good faith belief that such failure or refusal is required by law.
     (c) “Date of Termination” shall mean the date specified in the Notice of Termination (as hereinafter defined) (except in the case of Executive’s death, in which case the Date of Termination shall be the date of death); provided, however, that if Executive’s employment is terminated by the Company other than for Cause, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to Executive.
     (d) “Notice of Termination” shall mean a written notice from the Company to Executive that indicates Section 2 or the specific provision of Section 4 of this Agreement relied upon as the reason for such termination or nonrenewal, the Date of Termination, and, in the case of termination or non-renewal by the Company for Cause, in reasonable detail, the facts and circumstances claimed to provide a basis for termination or nonrenewal.
     (e) “Good Reason” shall mean:
     (i) Company effects a material diminution of Executive’s position, authority or duties;
     (ii) any requirement that Executive, without his consent, move his regular office to a location more than fifty (50) miles from Company’s executive offices;

     (iii) the material failure by Company, or its successor, if any, to pay compensation or provide benefits or perquisites to Executive as and when required by the terms of this Agreement; or
     (iv) any material breach by Company of this Agreement.
     The Executive shall have Good Reason to terminate Executive’s employment if (i) within twenty-one (21) days following Executive’s actual knowledge of the event which Executive determines constitutes Good Reason, Executive notifies the Company in writing that Executive has determined a Good Reason exists and specifies the event creating Good Reason, and (ii) following receipt of such notice, the Company fails to remedy such event within twenty-one (21) days. If either condition is not met, Executive shall not have a Good Reason to terminate Executive’s employment.
     (f) “Change in Control” shall mean:
     (i) the acquisition by any person of beneficial ownership of fifty percent (50%) or more of the outstanding shares of the Company’s voting securities; or
     (ii) the Company is the non-surviving party in a merger; or
     (iii) the Company sells all or substantially all of its assets; provided, however, that no “Change in Control” shall be deemed to have occurred merely as the result of a refinancing by the Company or as a result of the Company’s insolvency or the appointment of a conservator; or

     (iv) the Compensation Committee of the Company, in its sole and absolute discretion determines that there has been a sufficient change in the share ownership or ownership of the voting power of the Company’s voting securities to constitute a change of effective ownership or control of the Company.
     4.2 Termination Upon Death or Disability
     This Agreement, and Executive’s employment hereunder, shall terminate automatically and without the necessity of any action on the part of the Company upon the death of Executive. In addition, if at any time during the Term, Executive shall become physically or mentally disabled (as determined by an independent physician competent to assess the condition at issue), whether totally or partially, so that Executive is unable substantially to perform Executive’s duties and services hereunder, with or without reasonable accommodation, for either (i) a period of sixty (60) consecutive calendar days, or (ii) ninety (90) consecutive or non-consecutive calendar days during any consecutive five (5) month period (the “Disability Date”), the Company may terminate this Agreement and Executive’s employment hereunder by written notice to Executive after the Disability Date (but before Executive has recovered from such disability).
     4.3 Company’s and Executive’s Right to Terminate
     This Agreement and Executive’s employment hereunder may be terminated at any time by the Company for Cause or, if without Cause, upon thirty (30) days prior written notice to Executive. In the event the Company should give Executive notice of termination without Cause, the Company may, at its option, elect to provide Executive with thirty (30) days’ salary in lieu of Executive’s continued active employment during the notice period. This Agreement and

Executive’s employment hereunder may be terminated by Executive at any time for Good Reason and, if without Good Reason, upon thirty (30) days prior written notice to the Company.
     4.4 Compensation Upon Termination
     (a) Severance. In the event the Company terminates (or elects not to renew) this Agreement without Cause or pursuant to Section 4.2 due to the disability of Executive, or in the event Executive terminates this Agreement for Good Reason, Executive shall be entitled to receive: (i) Executive’s Base Salary through the Date of Termination, (ii) reimbursement of any COBRA continuation premium payments made by Executive for the Benefit Period, and (iii) a lump sum severance payment equal to twenty-four (24) months of Executive’s then current Base Salary to be made not later than ten (10) business days following the expiration of the revocation period in Executive’s release (as provided in Section 4.4(c) below) without any revocation having occurred. Notwithstanding the foregoing, the Company shall, to the extent necessary and only to the extent necessary, modify the timing of delivery of severance benefits to Executive if the Company reasonably determines that the timing would subject the severance benefits to any additional tax or interest assessed under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In such event, the payments will be made as soon as practicable without causing the severance benefits to trigger such additional tax or interest under Section 409A of the Code In the event this Agreement is terminated (or not renewed) for any reason other than by the Company without Cause or pursuant to Section 4.2 due to the disability of Executive or by Executive for Good Reason, Executive shall not be entitled to the continuation of any compensation, bonuses or benefits provided hereunder, or any other payments following the Date of Termination, other than Base Salary earned through such Date of Termination.
     (b) Change in Control. In the event that Executive is terminated other than for “Cause” within eighteen (18) months following the occurrence of a “Change in Control” of the Company, then Executive shall be entitled to a severance payment in an amount that is two (2) times the amount specified in Section 4.4(a), clause (iii) above (the “Change in Control Severance Payment”). In the event that Executive shall become entitled to a Change in Control Severance Payment as provided herein, the Company shall cause its independent auditors promptly to review, at the Company’s sole expense, the applicability to those payments of Sections 280G and 4999 of the Code. If the auditors determine that any payment of the Change in Control Severance Payment would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, then such payment owed to Executive shall be reduced by an amount calculated to provide to Executive the maximum Change in Control Severance Payment which will not trigger application of Sections 280G and 4999 of the Code.
     (c) Release. Anything to the contrary contained herein notwithstanding, as a condition to Executive receiving severance benefits to be paid pursuant to this Section 4.4, Executive shall execute and deliver to the Company a general release in the form attached hereto as Exhibit A. The Company shall have no obligation to provide any severance benefits to Executive until it has received the general release from Executive and any revocation or rescission period applicable to the Release shall have expired without revocation or rescission.

Article 5. Employment Covenants
     5.1 Definitions
     As used in this Article 5 of the Agreement, the following terms shall have the meaning set forth for each below:
     (a) “Affiliate” shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or under common control with another person or entity, including current and former directors and officers of such an entity.
     (b) “Confidential Information” shall mean all confidential and proprietary information of the Company, its Predecessors and Affiliates, whether in written, oral, electronic or other form, including but not limited to trade secrets; technical, scientific or business information; processes; works of authorship; Inventions; discoveries; developments; systems; chemical compounds; computer programs; code; algorithms; formulae; methods; ideas; test data; know how; functional and technical specifications; designs; drawings; passwords; analyses; business plans; information regarding actual or demonstrably anticipated business, research or development; marketing, sales and pricing strategies; and information regarding the Company’s current and prospective consultants, customers, licensors, licensees, investors and personnel, including their names, addresses, duties and other personal characteristics. Confidential Information does not include information that (i) is in the public domain, other than as a result of an act of misappropriation or breach of an obligation of confidentiality by any person; (ii)

Executive can verify by written records kept in the ordinary course of business was in Executive’s lawful possession prior to its disclosure to Executive; (iii) is received by Executive from a third party without a breach of an obligation of confidentiality owed by the third party to the Company and without the requirement that Executive keep such information confidential; or (iv) Executive is required to disclose by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction. If Executive is required to make disclosure pursuant to clause (iv) of the preceding sentence as a result of the issuance of a court order or other government process, Executive shall (a) promptly, but in no event more than 72 hours after learning of such court order or other government process, notify, pursuant to Section 6.1 below, the Company; (b) at the Company’s expense, take all reasonable necessary steps requested by the Company to defend against the enforcement of such court order or other government process, and permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof; and (c) if such compelled disclosure is required, Executive shall disclose only that portion of the Confidential Information that is necessary to meet the minimum legal requirement imposed on Executive.
     (c) “Executive Work Product” shall mean all Confidential Information and Inventions conceived of, created, developed or prepared by Executive (whether individually or jointly with others) before or during Executive’s entire course of employment with the Company, during or outside of working hours, which relate in any manner to the actual or demonstrably anticipated business, research or development of the Company, or result from or are suggested by any task assigned to Executive or any work performed by Executive for or on behalf of the Company or any of its Affiliates.

     (d) “Invention” shall mean any apparatus, biological processes, cell line, chemical compound, creation, data, development, design, discovery, formula, idea, improvement, innovation, know-how, laboratory notebook, manuscript, process or technique, whether or not patentable or protectable by copyright, or other intellectual property in any form.
     (e) “Predecessor” shall mean an entity, the major portion of the business and assets of which was acquired by another entity in a single transaction or in a series of related transactions.
     (f) “Trade Secrets,” as used in this Agreement, will be given its broadest possible interpretation under the law applicable to this Agreement.
     5.2 Nondisclosure and Nonuse
     Executive acknowledges that prior to and during Executive’s entire course of employment with the Company, Executive has had and will have occasion to create, produce, obtain, gain access to or otherwise acquire, whether individually or jointly with others, Confidential Information. Accordingly, during the term of Executive’s employment with the Company and at all times thereafter, Executive shall keep secret and shall not, except for the Company’s benefit, disclose or otherwise make available to any person or entity or use, reproduce or commercialize, any Confidential Information, unless specifically authorized in advance by the Company in writing.
     5.3 Other Confidentiality Obligations
     Executive acknowledges that the Company may, from time to time, have agreements with other persons or entities or with the U.S. Government or governments of other countries, or agencies thereof, which impose confidentiality obligations or other restrictions on the Company. Executive hereby agrees to be bound by all such obligations and restrictions and shall take all actions necessary to discharge the obligations of the Company thereunder, including, without limitation, signing any confidentiality or other agreements required by such third parties.
     5.4 Return of Confidential Information
     At any time during Executive’s employment with the Company, upon the Company’s request, and in the event of Executive’s termination of employment with the Company for any reason whatsoever, Executive shall immediately surrender and deliver to the Company all records, materials, notes, equipment, drawings, documents and data of any nature or medium, and all copies thereof, relating to any Confidential Information (collectively the “the Company Materials”) which is in Executive’s possession or under Executive’s control. Executive shall not remove any of the Company Materials from the Company’s business premises or deliver any of the Company Materials to any person or entity outside of the Company, except as required in connection with Executive’s duties of employment. In the event of the termination of Executive’s employment for any reason whatsoever, Executive shall promptly sign and deliver to the Company a Termination Certificate in the form of Exhibit B attached hereto.
     5.5 Confidential Information of Others
     Executive represents that Executive’s performance of all the terms of this Agreement and Executive’s employment with the Company do not and will not breach any agreement to keep in confidence proprietary information, knowledge or data with regard to which Executive has obligations of confidentiality or nonuse, and Executive shall not disclose to the Company or cause the Company to use any such confidential proprietary information, knowledge or data belonging to any previous employer of Executive or other person, except as such disclosure or use may be authorized in writing by the previous employer or other person. Executive represents that Executive has not brought and will not bring to the Company or use at the Company any confidential materials or documents of any former employer or other person that are not generally available to the public, unless express written authorization for their possession and use has been obtained from such former employer or other person. Executive agrees not to enter into any agreement, whether written or oral, that conflicts with these obligations.
     5.6 Other Obligations
     The terms of this Section 5 are in addition to, and not in lieu of, any statutory or other contractual or legal obligation to the Company to which Executive may be subject relating to the protection of Confidential Information.
     5.7 Assignment of Confidential Information and Inventions; Works Made for Hire
     Executive hereby assigns to the Company all right, title and interest in all intellectual property, including any patent applications, trade secrets, know how, copyrights, software, or trademarks associated with the Executive Work Product and Confidential Information. Executive hereby acknowledges and agrees that all Executive Work Product subject to copyright protection constitutes “work made for hire” under United States copyright laws (17 U.S.C. § 101) and is owned exclusively by the Company. To the extent that title to any Executive Work Product subject to copyright protection does not constitute a “work for hire,” and to the extent title to any other Executive Work Product does not, by operation of law or otherwise, vest in the Company, all right, title, and interest therein, including, without limitation, all copyrights, patents and trade secrets, and all copyrightable or patentable subject matter, are hereby irrevocably assigned to the Company. Executive shall promptly disclose to the Company in writing all Executive Work Product. Executive shall, without any additional compensation, execute and deliver all documents or instruments and give the Company all assistance it requires to transfer all right, title, and interest in any Executive Work Product to the Company; to vest in the Company good, valid and marketable title to such Executive Work Product; to perfect, by registration or otherwise, trademark, copyright and patent protection of the Company with respect to such Executive Work Product; and otherwise to protect the Company’s trade secret and proprietary interest in such Executive Work Product. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agents and attorneys-in-fact to act for and on Executive’s behalf, and to execute and file any documents and to do all other lawfully permitted acts to further the purposes of this Section 5.7 with the same legal force and effect as if executed by Executive.
     5.8 Representations
     Executive represents that, to the best of his knowledge, none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that Executive will not knowingly create any Invention which causes any such violation.
     5.9 Inventions, Intellectual Property and Equipment Not Transferred
     Executive has set forth on Exhibit C attached hereto a complete list and brief description of all Inventions, intellectual property and equipment located at the Company which is owned directly or indirectly by Executive and which shall not be transferred to the Company pursuant to this Agreement. Except as so listed, Executive agrees that he will not assert any rights under any intellectual property as having been made or acquired by Executive prior to being employed by the Company. The Company may, at its discretion, require detailed disclosures and materials demonstrating ownership of the intellectual property so listed.
     5.10 Effect of Patent Access Agreement
     Pursuant to the Patent Access Agreement among Sucampo AG (“SAG”), Sucampo Pharmaceuticals, Inc. (“SPI”), Sucampo Pharma, Ltd. (“SPL”), and Sucampo Pharma Europe, Ltd. (“SPE”), SAG has licensed certain of its patented technology and know-how to SPI, SPL, and SPE on an exclusive basis in their respective Territories (as that term is defined in the Patent Access Agreement). The Patent Access Agreement contains provisions pursuant to which patented technology or know-how owned by SAG is either (i) not licensed to SPI, SPL, or SPE, or (ii) if licensed by SAG to SPI, SPL, or SPE, will be transferred back or revert to SAG under certain circumstances. In the event that the provisions of this Agreement and the Patent Access Agreement conflict with respect to the transfer of or right to use any patented technology or know-how covered by the Patent Access Agreement, the parties agree that the provisions of the Patent Access Agreement shall control.
     5.11 Exclusivity of Employment
     During the Term, and without prior approval of the Board of Directors, Executive shall not directly or indirectly engage in any activity competitive with or adverse to the Company’s business or welfare or render a material level of services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise; provided, however, that Executive may devote a reasonable amount of his business time to the affairs of Sucampo Group Companies in which he is currently engaged as a director, officer, manager, member or employee, as the case may be, and may participate in charitable and civic undertakings, provided that such activities do not materially interfere with the performance of Executive’s duties and responsibilities to the Company.
     5.12 Covenant Not to Compete
     Executive agrees to be bound and abide by the following covenant not to compete:
     (a) Term and Scope. During Executive’s employment with the Company and for a period of twelve (12) months after Executive’s separation from employment for any reason whatsoever, Executive will not render to any Conflicting Organization (as hereinafter defined), services, directly or indirectly, anywhere in the world in connection with any Conflicting Product (as hereunder defined), except that Executive may accept employment with a Conflicting Organization whose business is diversified (and which has separate and distinct divisions) if Executive first certifies to the Company in writing that such prospective employer is a separate and distinct division of the Conflicting Organization and that Executive will not render services directly or indirectly in respect of any Conflicting Product. Such twelve (12) month time period shall be tolled during any period that Executive is engaged in activity in violation of this covenant.
     (b) Judicial Construction. Executive and the Company agree that, if the period of time or the scope of this Covenant Not to Compete shall be adjudged unreasonably overbroad in any court proceeding, then the period of time and/or scope shall be modified accordingly, so that this covenant may be enforced with respect to such services or geographic areas and during such period of time as is judged by the court to be reasonable.

     (c) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
     “Conflicting Product” means any product, method or process, system or service of any person or organization other than the Company that is the same as, similar to or interchangeable with any product, method or process, system or service involving prostones, prostone compounds or derivates, or any prostone-related technology.
     “Conflicting Organization” means any person or organization which is engaged in research on or development, production, marketing, licensing, selling, servicing or other commercialization of any Conflicting Product.
     5.13 Non-Solicitation
     For twelve (12) months after termination of employment with the Company for any reason, Executive shall not directly or indirectly solicit or hire, or assist any other person in soliciting or hiring, any person employed by the Company (as of the date of Executive’s termination) or any person who, as of the date of Executive’s termination, was in the process of being recruited by the Company, or induce any such employee to terminate his or her employment with the Company.
     5.14 Judicial Enforcement
     In the event of a breach or violation of any provision of this Article 5 by Executive, the parties agree that, in addition to any other remedies it may have, the Company shall be entitled to equitable relief for specific performance, and Executive hereby agrees and acknowledges that the

Company has no adequate remedy at law for the breach of the employment covenants contained herein.
Article 6. Miscellaneous
     6.1 Notices
     All notices or other communications which are required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument given by personal delivery, air courier or registered or certified mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may thereafter be designated in a written notice from such party to the other party:

To Company:	Sucampo Pharmaceuticals, Inc.
4733 Bethesda Avenue, Suite 450
Bethesda, Maryland 20814
Attention: Chairperson, Board of Directors

To Executive:	Ryuji Ueno, M.D., Ph.D.
24687 Yacht Club Road
St. Michael, Maryland 21663
All such notices, advances and communications shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of air courier, on the business day after the date when sent and (iii) in the case of mailing, on the third business day following such mailing.

     6.2 Headings
     The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provision hereof.
     6.3 Modifications; Waiver
     No modification of any provision of this Agreement or waiver of any right or remedy herein provided shall be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.
     6.4 Entire Agreement
     This Agreement, together with the Exhibits hereto and Executive’s Acknowledgement of Consideration, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all other agreements, oral or written, heretofore made with respect thereto including, without limitation, that certain agreement between Executive and the Company dated and effective as of August 15, 2004.
     6.5 Severability
     Any provision of this Agreement that may be prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective without affecting any other provision hereof. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.
     6.6 Controlling Law
     This Agreement has been entered into by the parties in the State of Maryland and shall be continued and enforced in accordance with the laws of Maryland.
     6.7 Arbitration
     Any controversy, claim, or breach arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the State of Maryland in accordance with the rules of the American Arbitration Association for commercial disputes and the judgment upon the award rendered shall be entered by consent in any court having jurisdiction thereof; provided, however, that this provision shall not preclude the Company from seeking injunctive or similar relief from the courts to enforce its rights under the Employment Covenants set forth in Article 5 of this Agreement. It is understood and agreed that, in the event the Company gives notice to Executive of termination for Cause and it should be finally determined in a subsequent arbitration that Executive’s termination was not for Cause as defined in this Agreement, then the remedy awarded to Executive shall be limited to such compensation and benefits as Executive would have received in the event of Executive’s termination other than for Cause at the same time as the original termination.
     6.8 Assignments
     Subject to obtaining Executive’s prior approval, which shall not be unreasonably withheld or delayed, the Company shall have the right to assign this Agreement and to delegate all rights,

duties and obligations hereunder to any entity that controls the Company, that the Company controls or that may be the result of the merger, consolidation, acquisition or reorganization of the Company and another entity. Executive agrees that this Agreement is personal to Executive and Executive’s rights and interest hereunder may not be assigned, nor may Executive’s obligations and duties hereunder be delegated (except as to delegation in the normal course of operation of the Company), and any attempted assignment or delegation in violation of this provision shall be void.
     6.9 Read and Understood
     Executive has read this Agreement carefully and understands each of its terms and conditions. Executive has sought independent legal counsel of Executive’s choice to the extent Executive deemed such advice necessary in connection with the review and execution of this Agreement.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SUCAMPO PHARMACEUTICALS, INC.

By:	/s/ Kei S. Tolliver
Kei S. Tolliver
Its:	Secretary

/s/ Ryuji Ueno

RYUJI UENO, M.D., Ph.D.

EXHIBIT A
GENERAL RELEASE
     This General Release is made and entered into as of the ___ day of ___, 20___ (the “Separation Date”), by and between ___ (hereinafter “Executive”) and Sucampo Pharmaceuticals, Inc. (“SPI”), a corporation organized under the laws of the State of Delaware, and its affiliates (hereinafter collectively referred to as the “Company”).
     WHEREAS, Executive and SPI are parties to an Employment Agreement dated ___, 20___ (hereinafter, the “Agreement”);
     WHEREAS, Executive and Company intend to settle any and all claims that Executive may have against Company as a result of any act, occurrence, decision, event or omission occurring at any time prior to the signing of this General Release, including, but not limited to, any matter or fact arising out of Executive’s employment with SPI, the termination of Executive’s employment pursuant to Section ___ of the Agreement [here specify the particular section invoked for the termination], or the events giving rise to the Agreement or this General Release;
     WHEREAS, under the terms of the Agreement, Executive promised to enter into this General Release as a condition precedent to the separation payments and benefits to be provided under the Agreement;
     NOW, THEREFORE, in consideration of the provisions and the mutual covenants contained herein, the parties agree as follows:

     1. Release of Claims. Executive and the Company intend to settle any and all claims that Executive may have against the Company as a result of the hiring of Executive, Executive’s employment, Executive’s compensation while employed, and the termination of Executive’s employment. Executive agrees that in exchange for SPI’s promises in the Agreement and in exchange for the separation pay and benefits to be paid to Executive as described in the Agreement, Executive, on behalf of Executive and Executive’s heirs, successors and assigns, hereby releases and forever discharges the Company, its predecessors, successors, and assigns, and their respective officers, directors, shareholders, agents, employees, and insurers (the “Released Parties”), from all liability for damages and from all claims that Executive may have against the Released Parties arising from or relating to the hiring of Executive, Executive’s compensation while employed, Executive’s employment, the termination of Executive’s employment pursuant to Section ___ of the Agreement [here specify the particular section invoked for the termination], and any other actions, decisions, alleged omissions, or events occurring on or prior to the signing of this General Release.
          A. Executive understands and agrees that Executive’s release of claims in this General Release includes, but is not limited to, any claims Executive may have under Title VII of the Federal Civil Rights Act of 1964, as amended; the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement and Income Security Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Maryland Fair Employment Practices Act, or any other federal, state, or local statute, ordinance, or law.
          B. Executive also understands that Executive is giving up all other claims, whether grounded in contract or tort theories, including, but not limited to, wrongful discharge, breach of contract, tortious interference with contractual relations, promissory estoppel, detrimental reliance, breach of the implied covenant of good faith and fair dealing, breach of express or implied promise, breach of manuals or other policies, breach of fiduciary duty, assault, battery, fraud, invasion of privacy, intentional or negligent misrepresentation, defamation, including libel, slander, discharge defamation and self-publication defamation, discharge in violation of public policy, whistleblower, intentional or negligent infliction of emotional distress, or any other theory, whether legal or equitable.
          C. Executive will not institute any lawsuit against the Released Parties arising from or relating to the hiring of Executive, Executive’s employment, Executive’s compensation while employed, the termination of Executive’s employment, or any other actions, decisions, alleged omissions, or events occurring prior to the signing of this General Release.
          D. To the extent required by law, nothing contained in this General Release will be interpreted to prevent Executive from filing a charge with a governmental agency or participating in or cooperating with an investigation conducted by a governmental agency. However, Executive agrees that Executive is waiving the right to any monetary damages or other individual legal or equitable relief awarded as a result of any such proceeding related to any claim against the Released Parties arising from or relating to the hiring of Executive, Executive’s employment, Executive’s compensation while employed, the termination of Executive’s employment, or any other actions, decisions, alleged omissions, or events occurring on or prior to the signing of this General Release.
          E. Notwithstanding any of the foregoing, this General Release shall not apply with respect to any rights or claims which Executive may have under the terms of Section ___ of the Agreement itself [same section as cited above] or to any rights or benefits Executive may have related to vested accrued benefits under the terms of the Company’s benefit plans or to the Executive’s right to be indemnified by the Company pursuant to the terms of its bylaws and the law of the State of Delaware.
          F. Executive may revoke this release of claims, insofar as it extends to potential claims under the Age Discrimination in Employment Act, by informing the Company of Executive’s intent to revoke this release within seven (7) calendar days following the execution of this General Release. Executive understands that any such revocation must be stated in writing and delivered by hand or by certified mail-return receipt requested within the seven (7) day period to [INSERT name and mailing address]. If Executive exercises this right to revoke or rescind, the Company shall have no obligation to provide severance pay or benefits to Executive as provided by the Agreement.
          G. Executive acknowledges that the Company’s obligation to provide any severance pay or benefits pursuant to the Agreement shall not become effective or enforceable until the revocation period identified above has expired without notice of revocation having been made.
     2. This General Release shall be binding upon, and insure to the benefit of, Executive and the Company and their respective successors and permitted assigns.
     3. Executive hereby acknowledges and states that Executive has read this General Release and has been advised to consult with an attorney prior to signing this General Release. Executive further represents that Executive has had adequate time to consider the terms of this General Release, that it is written in language which is understandable to Executive, that

Executive fully appreciates the meaning of the terms of this General Release, and that Executive enters into this General Release freely and voluntarily.
     IN WITNESS WHEREOF, Executive after due consideration and consultation, has authorized, executed, and delivered this General Release upon the date indicated below.

DATE:

NAME

EXHIBIT B
TERMINATION CERTIFICATE
     I hereby certify that I do not have in my possession or under my control, nor have I failed to return, any “Company Materials” as defined in that certain Employment Agreement (the “Agreement”) entered into between Sucampo Pharmaceuticals, Inc., a Delaware corporation, and me, dated ______.
     I further certify that I have complied with and will continue to comply with all the terms of the Agreement.

Executive’s Signature

Print Name

Date

EXHIBIT C
Inventions, Intellectual Property, and Equipment Not Transferred to Company
The inventions, intellectual property and/or equipment listed below are currently owned by Sucampo AG, and no rights with respect to the listed inventions, intellectual property and/or equipment are intended to be transferred or assigned to the Company by reason of the Employment Agreement.

Description	Patent No.	Application No.	Country	Status
METHOD FOR INHIBITING INFECTION OF HUMAN T-CELLS	4840941	144131	U.S.A. DIV2	Granted
METHOD FOR TOPICALLY CLEANSING THE HUMAN BODY	5100879	398318	U.S.A. CIP	Granted
CONDOM	4869270	196574	U.S.A.	Granted
TREATMENT OF SHOCK BY CYCLODEXTRINS AND THEIR DERIVATIVES	5071838	679864	U.S.A. CIP	Granted
IMPROVEMENT IN DIURESIS BY CYCLODEXTRINS AND THEIR DERIVATIVES	5132298	599607	U.S.A.	Granted
COMPOSITION FOR TREATMENT OF LIGHT-INJURED RETINAL DEGENERATION DISEASE	6248759	09/408562	U.S.A.	Granted
COMPOSITION FOR TREATMENT OF LIGHT-INJURED RETINAL DEGENERATION DISEASE		2000-573361	JAPAN	pending
AGENT FOR TREATING VISUAL CELL FUNCTION DISORDER	6864232	09/869129	U.S.A.	Granted
AGENT FOR TREATING VISUAL CELL FUNCTION DISORDER		200-590655	JAPAN	pending
AGENT FOR TREATING VISUAL CELL FUNCTION DISORDER		99959930.1	EPC	pending
AGENT FOR TREATING DRY EYE		09/926411	U.S.A.	Allowed
AGENT FOR TREATING DRY EYE	6872383	10/354083	U.S.A. CA	Granted
AGENT FOR TREATING DRY EYE		2001-615007	JAPAN	pending
AGENT FOR TREATING DRY EYE	1173177	00921047.7	EPC	Granted
COMPOSITION FOR TOPICAL ADMINISTRATION	7033604	10/187013	U.S.A.	Granted
COMPOSITION FOR TOPICAL ADMINISTRATION		11/258914	U.S.A. DIV	pending
COMPOSITION FOR TOPICAL ADMINISTRATION		2003-510107	JAPAN	pending
COMPOSITION FOR TOPICAL ADMINISTRATION		02741390.5	EPC	pending
OPHTHALMIC COMPOSITION	6403598	09/485414	U.S.A.	Granted
OPHTHALMIC COMPOSITION	6476039	10/133450	U.S.A. DIV	Granted
OPHTHALMIC COMPOSITION		11-22996	JAPAN	pending
COMPOSITION FOR TREATMENT OF EXTERNAL SECRETION DISORDERS EXCEPT HYPOLACRIMATION	6339088	09/673563	U.S.A.	Granted
COMPOSITION FOR TREATMENT OF EXTERNAL SECRETION DISORDERS EXCEPT HYPOLACRIMATION		2000-599253	JAPAN	pending

Description	Patent No.	Application No.	Country	Status
METHOD OF TREATING OCULAR ALLERGIES WITH A MACROLIDE COMPOUND		10/523842	U.S.A.	pending
METHOD OF TREATING OCULAR ALLERGIES WITH A MACROLIDE COMPOUND		2004-527368	JAPAN	pending
METHOD FOR INHIBITING INFECTION OF HUMAN T-CELLS	4840941	144131	U.S.A. DIV2	Granted
METHOD FOR TOPICALLY CLEANSING THE HUMAN BODY	5100879	398318	U.S.A. CIP	Granted
METHOD FOR DIAGNOSIS OR PREDICTING SUSCEPTIBILITY TO PSYCHIATRIC DISORDERS		11/043959	U.S.A.	pending
METHOD FOR DIAGNOSIS OR PREDICTING SUSCEPTIBILITY TO PSYCHIATRIC DISORDERS		2005-021515	JAPAN	pending
METHOD FOR DIAGNOSIS OF OPTIC NEUROPATHY		PCT/JP05/005601	PCT	pending
METHOD FOR TREATING OCULAR HYPERTENSION AND GLAUCOMA		10/429677	U.S.A.	Allowed
METHOD FOR TREATING OCULAR HYPERTENSION AND GLAUCOMA			U.S.A. CA	pending
METHOD AND COMPOSITION FOR TREATING OCULAR HYPERTENSION AND GLAUCOMA		2005-501572	JAPAN	pending
METHOD AND COMPOSITION FOR TREATING OCULAR HYPERTENSION AND GLAUCOMA		2502437	Canada	pending
METHOD AND COMPOSITION FOR TREATING OCULAR HYPERTENSION AND GLAUCOMA		03758746.6	EPC	pending
PROSTAGLANDINS OF THE F SERIES	289349	8830931.5	EPC	Granted
OCULAR HYPOTENSIVE AGENTS	5001153	246059	U.S.A.	Granted
OCULAR HYPOTENSIVE AGENTS	5151444	584669	U.S.A. CA	Granted
OCULAR HYPOTENSIVE AGENTS	2209939	8821104.0	England	Granted
OCULAR HYPOTENSIVE AGENTS	308135	88308299.2	EPC	Granted
OCULAR HYPOTENSIVE AGENTS	455264	91108317.8	EPC DIV	Granted
OCULAR HYPOTENSIVE AGENTS	5194429	615515	U.S.A. DIV	Granted
OCULAR HYPOTENSIVE AGENTS	5236907	774750	U.S.A. CA	Granted
OCULAR HYPOTENSIVE AGENTS	2008226	63-248720	JAPAN	Granted
OCULAR HYPOTENSIVE AGENTS	2009965	63-248721	JAPAN	Granted
OCULAR HYPOTENSIVE AGENTS	366279	89310016.4	EPC	Granted
OCULAR HYPOTENSIVE AGENTS	580268	93202691.7	EPC DIV	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION FOR OCULAR ADMINISTRATION	458588	91304574.6	EPC	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	5166175	704570	U.S.A.	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	2511585	3-147793	JAPAN	Granted

Description	Patent No.	Application No.	Country	Status
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	2042937	2042937-2	Canada	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	109862	8273/91	Korea	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	60036	80103866	TAIWAN	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	458590	91304576.1	EPC	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION FOR OPHTHALMIC USE	5175189	899170	U.S.A. CA	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION FOR OPHTHALMIC USE	2042936	2042936-4	Canada	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION FOR OPHTHALMIC USE	59178	80103867	TAIWAN	Granted
TREATMENT OF OCULAR HYPERTENSION WITH AN OCULAR SYNERGISTIC COMBINATION	5397797	08/031875	U.S.A. CA	Granted
TREATMENT OF OCULAR HYPERTENSION WITH AN OCULAR SYNERGISTIC COMBINATION	2042934	2042934-8	Canada	Granted
TREATMENT OF OCULAR HYPERTENSION WITH AN OCULAR SYNERGISTIC COMBINATION	59100	80103868	TAIWAN	Granted
PROCESS OF PREPARING PROSTAGLANDIN INTERMEDIATES	2119050	3-223415	JAPAN	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	5547968	8/487637	U.S.A. CA3	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	2511611	4-43018	JAPAN	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	2061907	2061907-4	Canada	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	221369	3307/92	Korea	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	63244	81100863	TAIWAN	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	501678	92301412.0	EPC	Granted
INCREASING THE CHOROIDAL BLOOD FLOW	5221690	867359	U.S.A.	Granted
INCREASING THE CHOROIDAL BLOOD FLOW	2592196	4-263463	JAPAN	Granted
INCREASING THE CHOROIDAL BLOOD FLOW	2065889	2065889-4	Canada	Granted
TREATMENT OF OCULAR HYPERTENSION	5432174	8/162386	U.S.A. CA	Granted
TREATMENT OF OCULAR HYPERTENSION		5-56852	JAPAN	pending
TREATMENT OF OCULAR HYPERTENSION	0561073	92307700.2	EPC	Granted
PROCESS FOR PRODUCTION OF PROSTAGLANDIN INTERMEDIATES	5274130	07/937949	U.S.A.	Granted
PROCESS FOR PRODUCTION OF PROSTAGLANDIN INTERMEDIATES	2746800	4-233473	JAPAN	Granted
STABILIZATION OF A PROSTANOIC ACID COMPOUND	5523461	8/202132	U.S.A.	Granted
STABILIZATION OF A PROSTANOIC ACID COMPOUND	2839798	4-227047	JAPAN	Granted

Description	Patent No.	Application No.	Country	Status
TREATMENT OF OPTIC NERVE DISORDER WITH PROSTANOIC ACID COMPOUNDS	5773471	08/613048	U.S.A.	Granted
TREATMENT OF OPTIC NERVE DISORDER WITH PROSTANOIC ACID COMPOUNDS	3625946	8-53063	JAPAN	Granted
TREATMENT OF OPTIC NERVE DISORDER WITH PROSTANOIC ACID COMPOUNDS		2171226	Canada	pending
TREATMENT OF OPTIC NERVE DISORDER WITH PROSTANOIC ACID COMPOUNDS	96107319.5	96107319.5	China	Granted
TREATMENT OF OPTIC NERVE DISORDER WITH PROSTANOIC ACID COMPOUNDS	399795	6237/96	Korea	Granted
TREATMENT OF OPTIC NERVE DISORDER WITH PROSTANOIC ACID COMPOUNDS	127611	85102651	TAIWAN	Granted
TREATMENT OF OPTIC NERVE DISORDER WITH PROSTANOIC ACID COMPOUNDS	701620	48003/96	Australia	Granted
TREATMENT OF OPTIC NERVE DISORDER WITH PROSTANOIC ACID COMPOUNDS	286141	286141	New Zealand	Granted
TREATMENT OF OPTIC NERVE DISORDER WITH PROSTANOIC ACID COMPOUNDS	310178	19960974	Norway	Granted
TREATMENT OF OPTIC NERVE DISORDER WITH PROSTANOIC ACID COMPOUNDS	730866	96301637.3	EPC	Granted
A PHARMACEUTICAL COMPOSITION CONTAINING ALBUMIN AS AN ACTIVE INGREDIENT	149214	86105124	TAIWAN	Granted
A PHARMACEUTICAL COMPOSITION CONTAINING ALBUMIN AS AN ACTIVE INGREDIENT	6043213	08/981229	U.S.A.	Granted
A PHARMACEUTICAL COMPOSITION CONTAINING ALBUMIN AS AN ACTIVE INGREDIENT	6159930	09/450008	U.S.A. DIV	Granted
A PHARMACEUTICAL COMPOSITION CONTAINING ALBUMIN AS AN ACTIVE INGREDIENT	3058920	9-537910	JAPAN	Granted
A PHARMACEUTICAL COMPOSITION CONTAINING ALBUMIN AS AN ACTIVE INGREDIENT		2225398	Canada	pending
A PHARMACEUTICAL COMPOSITION CONTAINING ALBUMIN AS AN ACTIVE INGREDIENT	97190706.4	97190706.4	China	Granted
A PHARMACEUTICAL COMPOSITION CONTAINING ALBUMIN AS AN ACTIVE INGREDIENT	0455475	709546/97	Korea	Granted
A PHARMACEUTICAL COMPOSITION CONTAINING ALBUMIN AS AN ACTIVE INGREDIENT	725508	25761/97	Australia	Granted
A PHARMACEUTICAL COMPOSITION CONTAINING ALBUMIN AS AN ACTIVE INGREDIENT	320601	19975962	Norway	Granted
A PHARMACEUTICAL COMPOSITION CONTAINING ALBUMIN AS AN ACTIVE INGREDIENT	834320	97917418.2	EPC	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	6329426	09/220847	U.S.A. CIP	Granted
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION		11-521457	JAPAN	pending
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION		2274708	Canada	pending
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION		98945530.8	EPC	pending
TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION		00103455.2	Hong Kong	pending
DRUG COMPOSITIONS FOR THE TREATMENT OF OCULAR HYPERTENSION OR GLAUCOMA		2000-590641	JAPAN	pending
DRUG COMPOSITIONS FOR THE TREATMENT OF OCULAR HYPERTENSION OR GLAUCOMA		2356912	Canada	pending

Description	Patent No.	Application No.	Country	Status
COMPOSITION FOR APOPTOSIS INHIBITION		09/816655	U.S.A.	pending
COMPOSITION FOR APOPTOSIS INHIBITION		90107002	TAIWAN	pending
COMPOSITION FOR APOPTOSIS INHIBITION		2001-568431	JAPAN	pending
COMPOSITION FOR APOPTOSIS INHIBITION		2403086	Canada	pending
COMPOSITION FOR APOPTOSIS INHIBITION		01809737.5	China	pending
COMPOSITION FOR APOPTOSIS INHIBITION		2002-7012410	Korea	pending
COMPOSITION FOR APOPTOSIS INHIBITION	2001239551	2001239551	Australia	Granted
COMPOSITION FOR APOPTOSIS INHIBITION	521464	521464	New Zealand	Granted
COMPOSITION FOR APOPTOSIS INHIBITION		01914192.8	EPC	pending
TREATMENT OF OCULAR HYPERTENSION	6458836	09/900021	U.S.A. CIP3	Granted
TREATMENT OF OCULAR HYPERTENSION		P010101231	ARGENTINA	pending
TREATMENT OF OCULAR HYPERTENSION		90106162	TAIWAN	pending
TREATMENT OF OCULAR HYPERTENSION		2001-566636	JAPAN	pending
TREATMENT OF OCULAR HYPERTENSION		2402597	Canada	pending
TREATMENT OF OCULAR HYPERTENSION		01809339.6	China	pending
TREATMENT OF OCULAR HYPERTENSION		2002-7011970	Korea	pending
TREATMENT OF OCULAR HYPERTENSION	2001241143	2001241143	Australia	Granted
TREATMENT OF OCULAR HYPERTENSION	521325	521325	New Zealand	Granted
TREATMENT OF OCULAR HYPERTENSION	2002/7140	2002/7140	South Africa	Granted
TREATMENT OF OCULAR HYPERTENSION		PI 0109192	Brazil	pending
TREATMENT OF OCULAR HYPERTENSION	233584	PA/A/2002/008967	Mexico	pending
TREATMENT OF OCULAR HYPERTENSION		IN/PCT/2002/01464	India	pending
TREATMENT OF OCULAR HYPERTENSION		151683	Israel	pending
TREATMENT OF OCULAR HYPERTENSION		PV2002-3092	Czech	pending
TREATMENT OF OCULAR HYPERTENSION		P0300391	Hungary	pending
TREATMENT OF OCULAR HYPERTENSION		20024381	Norway	pending
TREATMENT OF OCULAR HYPERTENSION		01912374.4	EPC	pending

Description	Patent No.	Application No.	Country	Status
CONTROL OF INTRAOCULAR PRESSURE DURING SURGERY	6414021	09/645361	U.S.A.	Granted
CONTROL OF INTRAOCULAR PRESSURE DURING SURGERY		2001-250329	JAPAN	pending
EYE DROP COMPOSITION		11/110698	U.S.A. CIP	pending
EYE DROP COMPOSITION		2005-513236	JAPAN	pending
EYE DROP COMPOSITION		2006-7003299	Korea	pending
EYE DROP COMPOSITION			Canada	pending
EYE DROP COMPOSITION		04720157.9	EPC	pending
TREATMENT OF OCULAR HYPERTENSION AND GLAUCOMA		10/477359	U.S.A.	pending
TREATMENT OF OCULAR HYPERTENSION AND GLAUCOMA		2002-589015	JAPAN	pending
TREATMENT OF OCULAR HYPERTENSION AND GLAUCOMA		2003-7014707	Korea	pending
TREATMENT OF OCULAR HYPERTENSION AND GLAUCOMA		2002255346	Australia	pending
TREATMENT OF OCULAR HYPERTENSION AND GLAUCOMA		2444627	Canada	pending
TREATMENT OF OCULAR HYPERTENSION AND GLAUCOMA		PI 0209601-3	Brazil	pending
TREATMENT OF OCULAR HYPERTENSION AND GLAUCOMA		PA/A/2003/010363	Mexico	pending
TREATMENT OF OCULAR HYPERTENSION AND GLAUCOMA		20035043	Norway	pending
TREATMENT OF OCULAR HYPERTENSION AND GLAUCOMA		02724768.3	EPC	pending
METHOD FOR INHIBITING APOPTOSIS	6852687	10/132567	U.S.A.	Granted
METHOD FOR INHIBITING APOPTOSIS		2002-123755	JAPAN	pending
METHOD FOR INHIBITING APOPTOSIS		02009265.6	EPC	pending
COMPOSITION FOR PROMOTING HAIR GROWTH		93124177	TAIWAN	pending
COMPOSITION FOR PROMOTING HAIR GROWTH		10/567462	U.S.A.	pending
COMPOSITION FOR PROMOTING HAIR GROWTH			Canada	pending
COMPOSITION FOR PROMOTING HAIR GROWTH		2006-7002643	Korea	pending
COMPOSITION FOR PROMOTING HAIR GROWTH		200480029804.9	China	pending
COMPOSITION FOR PROMOTING HAIR GROWTH		2006-519266	JAPAN	pending
COMPOSITION FOR PROMOTING HAIR GROWTH		04771825.9	EPC	pending
COMPOSITION AND METHOD FOR SCARP AND HAIR TREATMENT		2005-034763	JAPAN	pending

Description	Patent No.	Application No.	Country	Status
COMPOSITION AND METHOD FOR SCARP AND HAIR TREATMENT		PCT/JP05/024276	PCT	pending
METHOD FOR TREATING VASCULAR HYPERPERMEABLE DISEASE		10/550414	U.S.A.	pending
METHOD FOR TREATING VASCULAR HYPERPERMEABLE DISEASE		2006-507702	JAPAN	pending
METHOD FOR TREATING VASCULAR HYPERPERMEABLE DISEASE		2520957	Canada	pending
METHOD FOR TREATING VASCULAR HYPERPERMEABLE DISEASE		10-2005-7018312	Korea	pending
METHOD FOR TREATING VASCULAR HYPERPERMEABLE DISEASE		200480009070.8	China	pending
METHOD FOR TREATING VASCULAR HYPERPERMEABLE DISEASE		04724735.8	EPC	pending
ENDOTHELIN ANTAGONIST		8-155383	JAPAN	pending
HAIR GROWTH AGENT	3217293	9-100091	JAPAN	Granted